UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 17, 2017
(Date of earliest event reported:  April 17, 2017)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Christopher Peterson as Chief Operating Officer, Operations.  On April 17, 2017, the Board of Directors of Revlon, Inc. (“Revlon” and together with its subsidiaries, including, without limitation, Revlon Consumer Products Corporation (“RCPC”), the “Company”), elected Christopher Peterson as the Company’s Chief Operating Officer, Operations effective April 17, 2017 (the “Effective Date”).

Prior to joining the Company, Christopher “Chris” Peterson served in a number of senior executive positions at Ralph Lauren Corporation (“Ralph Lauren”), including most recently as its President, Global Brands, a position he held since 2015. In this role, Mr. Peterson was responsible for overseeing Ralph Lauren’s Global Brands Presidents, as well as its Chief Financial Officer, Investor Relations, Information Technology & Real Estate. From 2014 to 2015, Mr. Peterson was Executive Vice President, Chief Administrative Officer & Chief Financial Officer at Ralph Lauren. Mr. Peterson joined Ralph Lauren in 2012 as Senior Vice President and Chief Financial Officer.  Prior to joining Ralph Lauren, Mr. Peterson was Vice President and Chief Financial Officer, Global Household Care at The Procter & Gamble Company. Mr. Peterson currently serves on the Board of Directors and Audit Committee of the non-profit organization, Inner City Scholarship Fund. Mr. Peterson graduated from Cornell University in 1988 with a B.S. in Operations Research and Industrial Engineering.

On April 17, 2017, Revlon and RCPC entered into an employment agreement with Mr. Peterson (the “Employment Agreement”). The initial term of Mr. Peterson’s Employment Agreement is 5 years, subject to automatic annual extensions thereafter unless the Company or Mr. Peterson provides the other with at least 60 days’ prior notice of its or his intent not to renew.  The initial 5-year term, and any subsequent annual renewals, may end earlier in accordance with the terms of the Employment Agreement.

Mr. Peterson’s Employment Agreement provides that he will serve as the Company’s Chief Operating Officer, Operations at an annual base salary of not less than $1,125,000, with a target annual bonus opportunity of 100% of his base salary (the “Target Bonus”), with the possibility of exceeding such amount based upon over-achievement of the Company’s performance objectives up to a maximum of 200% of his base salary.  Pursuant to the terms and conditions of his Employment Agreement, Mr. Peterson’s annual bonus for 2017 will not be less than $753,750.  Mr. Peterson will also receive a sign-on bonus of $250,000, payable in a lump sum within 30 days following the Effective Date. If Mr. Peterson resigns without “good reason” or is terminated by the Company for “cause” (as such terms are defined in the Employment Agreement) prior to the second anniversary of the Effective Date, he will be required to repay the sign-on bonus to the Company as follows: 100% of the after-tax amount if terminated within the first year; and 50% of the after-tax amount if terminated in the second year.

Pursuant to the terms and conditions of his Employment Agreement, Mr. Peterson will have the opportunity to earn a long-term compensation award based on specified Adjusted EBITDA targets covering the performance period commencing on April 1, 2017 and ending on December 31, 2019 (the “LTIP Award”), with a target annual award of $1,250,000.  Any amounts earned in respect of the LTIP Award will be paid in March 2020.

On April 11, 2017, the Compensation Committee approved a grant of restricted shares of Revlon Class A Common Stock to Mr. Peterson in connection with the commencement of his employment, with the number of shares being in an amount equal to $5 million divided by the NYSE closing price of Revlon Class A Common Stock on the Effective Date (the “Restricted Stock Grant”).  One-fifth of the Restricted Stock Grant will vest on each of the first 5 anniversaries of the Effective Date, so long as Mr. Peterson remains employed with the Company on each applicable vesting date, subject to earlier vesting as described below.

Mr. Peterson is also eligible to participate in other benefit and perquisites plans generally made available to the Company’s other senior executives at his level.

Upon termination of Mr. Peterson’s employment due to his death or disability, Mr. Peterson will be eligible to receive: (i) his annual bonus with respect to the year prior to the year of termination (if not already paid as of the termination date) (the “Prior Year Bonus”); (ii) his annual bonus with respect to the year of termination, based on actual performance and pro-rated for the number of days actually worked during such year (the “Pro-Rated Bonus”); and (iii) payment in respect of any outstanding LTIP awards, based on actual performance and pro-rated for the number of days actually worked during the applicable performance period (the “Pro-Rated LTIP”).  Under such circumstances, any unvested portion of the Restricted Stock Grant will vest (the “Restricted Stock Vesting”).

In the event Mr. Peterson resigns for “good reason” or in the event the Company terminates Mr. Peterson’s employment without “cause” (but for reasons other than death, disability or non-renewal of the Employment Agreement), Mr. Peterson will receive the payments and benefits described above.  In addition, the Company will pay Mr. Peterson an amount equal to 2 times the sum of (i) his annual base salary and (ii) an amount equal to the annual bonus paid to him for the year prior to the year of termination (such amount, the “Cash Severance”). The Cash Severance will be paid in equal installments over the 24-month period following Mr. Peterson’s termination of employment; provided that payments in the second 12-month period are subject to reduction for any compensation that Mr. Peterson earns as an employee or consultant during that period (with certain exceptions).  The Company will also contribute to costs of premiums owed in respect of Mr. Peterson’s continuation of health coverage pursuant to COBRA for the 24-month period following Mr. Peterson’s termination or, if earlier, the date on which Mr. Peterson becomes eligible for coverage under the plans of a subsequent employer or is no longer eligible to receive benefits pursuant to COBRA (the “COBRA Benefits”).

Upon a “change of control,” the term of Mr. Peterson’s Employment Agreement would be extended for 24 months from the effective date of such change of control (if such extended date would be longer than the expiration of the then-current employment term) (such period, the “Extended Period”). If, during the Extended Period, Mr. Peterson terminates his employment for “COC good reason” (as defined in the Employment Agreement) or if the Company terminates his employment other than for “cause,” he would receive in a lump sum: (a) 2 times the sum of (i) his base salary and (ii) his average gross annual bonus earned over the previous 5 years (or a lesser period based on the period for which Mr. Peterson was employed by the Company); and (b) the COBRA Benefits. Mr. Peterson would also receive the Prior Year Bonus, Pro-Rated Bonus, Pro-Rated LTIP and the Restricted Stock Vesting. Any such payment would not be subject to reduction for any compensation that Mr. Peterson earns as an employee or consultant following termination.

Upon any termination of employment, Mr. Peterson will be subject to non-compete restrictions for 1 year following the termination date (or, if terminated without “cause” or for “good reason” or “COC good reason,” for 2 years following the termination date) (either such period, the “Restricted Period”); provided that the non-compete shall only apply following the expiration of the employment term if the Company so elects and continues to pay Mr. Peterson his base salary for the 1-year non-compete period.  Mr. Peterson will also be subject to non-solicitation restrictions with respect to employees, customers and vendors during the Restricted Period. The Company’s obligation to provide the payments and benefits described above are subject to Mr. Peterson’s continued compliance with such non-competition and non-solicitation restrictions during the Restricted Period.

The above post-employment payments and benefits are subject to Mr. Peterson’s execution of a valid release of claims.

The foregoing description is qualified by reference to the full text of the Employment Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and it is incorporated by reference in its entirety into this Item 5.02.

Mr. Peterson does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

A copy of Revlon’s press release regarding Mr. Peterson’s election is attached to this Form 8-K as Exhibit 99.1 and it is incorporated by reference in its entirety into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of April 17, 2017 entered into between Revlon, RCPC and Christopher Peterson.
99.1	Press Release, dated April 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

April 17, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of April 17, 2017 entered into between Revlon, RCPC and Christopher Peterson.
99.1	Press Release, dated April 17, 2017.